Exhibit 10.33

Certain identified information has been excluded from the exhibit because it is both (i) not material and
(ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

AMENDMENT #4

to

COMMERCIAL SUPPLY AGREEMENT BETWEEN

KALA PHARMACEUTICALS, INC. AND CATALENT PHARMA SOLUTIONS, LLC

(Dry Eye Product and Surgical Product in Multi-Dose Bottles)

This FOURTH AMENDMENT (“Fourth Amendment”) is made and entered into effective as of February 9, 2022 (“Fourth Amendment Effective Date”), by and between and between Kala Pharmaceuticals, Inc., a Delaware corporation, with a place of business at 1167 Massachusetts Avenue, Arlington, MA 02476, USA (“Client”), and Woodstock Sterile Solutions, Inc., an Illinois corporation, having a place of business at 2210 Lake Shore Drive, Woodstock, IL 60098 (“Woodstock”). Each of Client and Woodstock may be referred to as a Party, and collectively as the Parties.

RECITALS:

A.

Client and Catalent Pharma Solutions, LLC entered into a Commercial Supply Agreement effective as of June 27, 2016, and amended by the First Amendment thereto dated February 16, 2018, the Second Amendment thereto dated March 27, 2020, and the Third Amendment thereto dated December 11, 2020 (collectively as amended, the “Agreement”).

B.	Effective April 1, 2021, Woodstock became successor in interest to Catalent Pharma Solutions, LLC.
C.	Pursuant to Section 18.1 of the Agreement, Client and Woodstock now desire to further amend the Agreement to revise its terms regarding annual price increases.

NOW, THEREFORE, in consideration of the mutual covenants, promises, rights and obligations contained herein, the Parties agree as follows:

1.	Price Increases. Section 7.2, entitled “Unit Pricing Increase,” of the Agreement is hereby deleted in its entirety and replaced with the following:
“7.2

Unit Pricing Increase. Upon at least [**] days prior written notice, the Unit Pricing may be increased [**] by a percentage amount not to exceed [**]; provided that in no case shall such Unit Pricing increase greater than [**] percent ([**]%) above the Unit Pricing in effect during the immediately preceding twelve month period.  For the remainder of [**], the Unit Pricing may be increased upon notification to Kala by a percentage amount not to exceed [**]; provided that in no case shall (a) the unit prices that form the bases for Kala purchase orders [**] (copies of which are attached hereto) be subject to any increase and (b) such Unit Pricing increase greater than [**] percent ([**]%) above the Unit Pricing in effect during the immediately preceding twelve month period.  Further, any substantial increase in Catalent’s cost of Raw Materials shall be passed through to Client, at the sole discretion of Catalent, promptly following Catalent’s delivery of notice of such change in cost, subject to the following: (a) for purposes of this Section 7.2, “substantial” shall mean an increase of [**]% or more in a Raw Material cost; (b) Catalent shall provide to Client written documentation of the change in Catalent’s costs for such Raw Material justifying such price change; and (c) any such price change shall be in proportion to the substantial change in Catalent’s cost of such Raw Material. If Catalent has passed through a price increase in a Raw Material to Client pursuant to this Section 7 .2, thereafter in the event there is any substantial price decrease in such Raw Material, Catalent shall pass through to Client such substantial price decrease promptly following Catalent’s delivery of notice of such change in cost.”

2.	Client Notice Address. Client’s address for notices set forth in Article 17 is hereby amended to read as follows:
Kala Pharmaceuticals, Inc.
1167 Massachusetts Avenue
Arlington, MA 02476
ATTN:	[**]
[**]
Phone:	[**]
Email:	[**]

With a copy to

Kala Pharmaceuticals, Inc.
1167 Massachusetts Avenue
Arlington, MA 02476
ATTN:	General Counsel

Catalent agrees that it shall not send notices to Client via facsimile.

3.

Other Terms.  Except as expressly amended herein, all other terms and conditions of the Agreement will remain in full force and effect. Any capitalized term used herein and not otherwise defined will have the same meaning as set forth in the Agreement. In the event of any conflict between this Fourth Amendment and the Agreement, the terms of this Fourth Amendment will control.

Confidential – Page 2 of 3

IN WITNESS WHEREOF, the parties have caused their respective Representatives to execute this Fourth Amendment effective as of the Fourth Amendment Effective Date.

KALA PHARMACEUTICALS, INC.		CATALENT PHARMA SOLUTIONS, LLC

By:	/s/ Vincent Kosewski	By:	/s/ Paul Josephs

Name:	Vincent Kosewski	Name:	Paul Josephs

Title:	Sr. VP Mfg. & Supply	Title:	President & CEO

Confidential – Page 3 of 3